For Immediate Release Media Contacts: Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Fourth Quarter and Full Year
2009 Financial Results

•	Fourth quarter revenue increased 26% from prior year and 11% sequentially
•	Record EBITDA per share of $0.14 in fourth quarter
•	Record EPS of $0.06 in fourth quarter
•	Currently hosting over 1 billion visitor sessions per month across customer websites

NEW YORK, NY – February 10, 2010 – LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online engagement solutions that facilitate real-time assistance and expert advice, today announced financial results for the fourth quarter and full year ended December 31, 2009.

Revenue

Revenue for the fourth quarter was $24.8 million, a 26% increase from the fourth quarter of 2008, and an 11% sequential increase as compared to the third quarter of 2009. Revenue from business operations for the fourth quarter was $21.4 million, a 24% increase as compared to the fourth quarter of 2008 and a 12% increase as compared to the third quarter of 2009.  Revenue from consumer operations for the fourth quarter was $3.4 million, a 41% increase as compared to the fourth quarter of 2008, and a 9% increase as compared to the third quarter of 2009.

Revenue for the full year was $87.5 million, a 17% increase from $74.7 million in 2008. Revenue from business operations for the full year was $75.5 million, an 18% increase from $64.1 million in 2008.  Revenue from consumer operations for the full year was $11.9 million, a 13% increase from $10.6 million in 2008.

“We had a great quarter, with all facets of the business contributing to top line growth,” said LivePerson CEO Robert LoCascio. “Revenue and earnings for both the quarter and year have surpassed our expectations, driven by a balanced mix of geographic expansion, new account acquisition and existing account penetration.  Our sound sales strategy coupled with strong cost management across the organization place us in a solid position to continue driving growth in 2010 and beyond.”

Customer Expansion

LivePerson added 14 new large enterprise clients in the quarter, including:

•	A major American sporting goods company
•	Crate & Barrel
•	One of the world’s leading long-haul airlines
•	A leading worldwide provider of IT services and solutions
•	One of the leading US-based health and benefits providers

The Company also expanded business with

•	Three new geographies for a leading global wireless provider
•	A leading multinational entertainment and media enterprise
•	AT&T Mobility
•	Verizon

•	The world leader in digital and analog technology
•	Several US-based banks including PNC Bank, Chase and Charles Schwab

Net Income/(Loss)

Net income for the fourth quarter of 2009 was $3.1 million or $0.06 per share as compared to a net loss of $23.8 million or $0.50 per share in the fourth quarter of 2008, and net income of $2.3 million or $0.05 per share in the third quarter of 2009.   Net income for the full year was $7.8 million or $0.16 per share, as compared to a net loss of $23.8 million or $0.50 per share in the prior year.

Financial results in the fourth quarter of 2008 and the full year 2008 included a goodwill impairment charge of $23.5 million or $0.50 per share related to the company’s consumer operations.  This charge was a non-cash item, and therefore had no impact on the company’s cash flows.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before other income/(expense), taxes, depreciation, amortization and stock-based compensation (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the fourth quarter of 2009 was $4.7 million or $0.09 per share, as compared to $1.3 million or $0.03 per share in the fourth quarter of 2008, and $3.9 million or $0.08 per share in the third quarter of 2009.  Adjusted net income for the full year was $14.5 million or $0.30 per share, as compared to $6.6 million or $0.14 per share in the prior year.

EBITDA for the fourth quarter of 2009 was $7.1 million or $0.14 per share, as compared to $3.5 million or $0.07 per share in the fourth quarter of 2008, and $6.2 million or $0.12 per share in the third quarter of 2009.   EBITDA for the full year 2009 was $22.8 million or $0.47 per share, as compared to $9.9 million or $0.20 per share in the prior year.

Cash

The company’s cash balance was $45.6 million at December 31, 2009 as compared to $36.5 million as of September 30, 2009, and $25.5 million at December 31, 2008.  The company generated $8.2 million of cash from operations in the fourth quarter.  Also during the fourth quarter, the company incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $1.4 million.   For the full year, the company generated $21.0 million of cash from operations, and incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $5.4 million.

Financial Expectations

Following is the Company’s current expectation for financial and operating performance:

First Quarter 2010
•	Revenue of $25.0 - $25.2 million
•	EBITDA of $0.11 - $0.12 per share
•	Adjusted net income per share of $0.06 - $0.07
•	GAAP EPS of $0.02 - $0.03
•	Fully diluted share count of approximately 51 million

Full Year 2010
•	Revenue of $105 - $107 million
•	EBITDA of $0.50 - $0.52 per share
•	Adjusted net income per share of $0.30 - $0.32
•	GAAP EPS of $0.16 - $0.18
•	Fully diluted share count of approximately 51.5 million

Other Full Year 2010 Assumptions

•	Amortization of intangibles of approximately $1.5 million
•	Stock-compensation expense of approximately $6 million
•	Depreciation of approximately $6 million
•	Effective tax rate of approximately 40%
•	Cash tax rate of approximately 40%
•	Capital expenditures of approximately $6.0 - $7.0 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):
	Q4 2009	FY 2009
Cost of revenue	$211	$790
Product development	372	1,402
Sales and marketing	376	1,337
General and administrative	276	1,197
Total	$1,235	$4,726

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):
	Q4 2009	FY 2009
Cost of revenue	$307	$1,228
General and administrative	83	745
Total	$390	$1,973

Earnings Teleconference and Video Discussion Information
The company will discuss its fourth quarter and full year 2009 financial results during a teleconference today, February 10, 2010, at 5:00 p.m. ET.  To participate, please call 877-507-3684 before 5:00 p.m. ET. International callers, please dial 706-634-9559. Please reference the conference ID “53817749.”

If you are unable to participate, the teleconference will be available for replay at 6:00 p.m. ET on February 10, 2010 until May 10, 2010. To access the replay, please call 800-642-1687 (U.S. and Canada) or 706-645-9291 (international). Please reference the conference ID “53817749.”

The company will post a video discussion of its fourth quarter 2009 results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue	$24,768	$19,607	$87,490	$74,655

Operating expenses:
Cost of revenue	6,068	4,961	21,076	20,307
Product development	3,163	3,023	12,111	12,899
Sales and marketing	7,408	7,259	27,355	26,124
General and administrative	3,427	3,008	13,417	13,042
Amortization of intangibles	83	273	745	1,407
Goodwill impairment	-	23,501	-	23,501
Total operating expenses	20,149	42,025	74,704	97,280

Income (loss) from operations	4,619	(22,418)	12,786	(22,625)

Other (expense) income, net	(35)	(192)	14	(47)

Income (loss) before provision for income taxes	4,584	(22,610)	12,800	(22,672)

Provision for income taxes	1,493	1,234	5,037	1,165

Net income (loss)	$3,091	$(23,844)	$7,763	$(23,837)

Basic net income (loss) per common share	$0.06	$(0.50)	$0.16	$(0.50)

Diluted net income (loss) per common share	$0.06	$(0.50)	$0.16	$(0.50)

Weighted average shares outstanding used in basic net income (loss) per common share calculation	48,786,986	47,411,354	47,962,688	47,428,251

Weighted average shares outstanding used in diluted net income (loss) per common share calculation	51,065,181	47,411,354	49,008,440	47,428,251

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss) in accordance with generally accepted accounting principles	$3,091	$(23,844)	$7,763	$(23,837)
Add/(less):
(a) Goodwill impairment	-	23,501	-	23,501
(b) Amortization of intangibles	390	579	1,973	2,634
(c) Stock-based compensation	1,235	1,088	4,726	4,266
(d) Depreciation	899	768	3,347	2,093
(e) Provision for (benefit from) income taxes	1,493	1,234	5,037	1,165
(f) Other (income) expense, net	35	192	(14)	47
EBITDA (1)	$7,143	$3,518	$22,832	$9,869
Diluted EBITDA per common share	$0.14	$0.07	$0.47	$0.20

Weighted average shares used in diluted EBITDA per common share	51,065,181	48,116,364	49,008,440	48,573,455

Net income (loss) in accordance with generally accepted accounting principles	$3,091	$(23,844)	$7,763	$(23,837)
Add:
(a) Goodwill impairment	-	23,501	-	23,501
(b) Amortization of intangibles	390	579	1,973	2,634
(c) Stock-based compensation	1,235	1,088	4,726	4,266
Adjusted net income	$4,716	$1,324	$14,462	$6,564
Diluted adjusted net income per common share	$0.09	$0.03	$0.30	$0.14

Weighted average shares used in diluted adjusted net income per common share	51,065,181	48,116,364	49,008,440	48,573,455

EBITDA	$7,143	$3,518	$22,832	$9,869
Add/(less):
(a) Changes in operating assets and liabilities	308	609	293	271
(b) Provision for doubtful accounts	25	80	55	148
(c) (Provision for) benefit from income taxes	(1,493)	(1,234)	(5,037)	(1,165)
(d) Deferred income taxes	2,229	(1,051)	2,865	(1,091)
(e) Other income (expense), net	(35)	(192)	14	(47)
Net cash provided by operating activities	$8,177	$1,730	$21,022	$7,985

(1)  Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2009	December 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$45,572	$25,500
Accounts receivable, net	10,265	7,574
Prepaid expenses and other current assets	3,661	1,706
Deferred tax assets, net	1,460	1,772
Total current assets	60,958	36,552

Property and equipment, net	9,551	7,473
Intangibles, net	2,821	4,319
Goodwill	23,920	24,388
Deferred tax assets, net	4,777	7,330
Deferred implementation costs	136	147
Security deposits	326	349
Other assets	1,792	1,390
Total assets	$104,281	$81,948

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,375	$3,555
Accrued expenses	10,895	9,088
Deferred revenue	4,692	3,985
Total current liabilities	20,962	16,628

Deferred revenue, net of current	506	347
Other liabilities	1,676	1,390
Total liabilities	23,144	18,365

Commitments and contingencies

Total stockholders' equity	81,137	63,583
Total liabilities and stockholders' equity	$104,281	$81,948

About LivePerson
LivePerson is a leading provider of online engagement solutions that facilitate real-time assistance and expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson's hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson's intelligent platform helps millions of people succeed online; more than 8,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest, and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our increased operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro;  our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing, customer service and online engagement solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.